                                                                   Exhibit 10.20


                           AMENDMENT NO. 2 TO LEASE

1.  Parties.
    -------

    This Amendment, dated June 7, 1995, is between Andover Mills Realty Limited Partnership ("Landlord") and FTP Software, Inc. ("Tenant").

2.  Recitals.
    --------

    2.1 Landlord and Tenant have entered into a Lease, dated October 1, 1993, as amended, for space at Brickstone Square in Andover, Massachusetts (the "Lease"). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

    2.2 Tenant wants to lease the following additional space in the Project (the "Additional Space"): a portion of the first (1st) floor of the Building which is depicted in Exhibit "AA" attached hereto and incorporated herein by this reference, and is initially agreed to contain 40,314 square feet of rentable area. Tenant also wants an option to lease other space in the Building. To accomplish these and other matters, for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows, notwithstanding anything to the contrary:

3.  Amendments.
    ----------

    3.1 "Additional Space Start Date" means the earlier of: the date that Tenant occupies the Additional Space for the conduct of its business, or the date that Landlord substantially completes Landlord's Work for the Additional Space as described in this Amendment. Substantial completion will be determined in the same manner as in Section 2 of the Lease.

    3.2 As of the Additional Space Start Date the Premises will be deemed to include the Additional Space, and therefore the agreed rentable area of the Premises will be increased from 66,286 s.f. to 104,600 s.f.; and in Section 1.1(f), Tenant's Percentage will be increased form 7.05% to 11.12%.

    3.3 Notwithstanding anything to the contrary, base rent for the Additional Space will commence October 1, 1995, and during the initial term of the Lease the annual base rent per square foot of rentable area in the Additional Space will be as follows:


                                           Annual Base Rent Per Rentable
                                           -----------------------------
Lease Year                                 Square Foot of Additional Space
- ----------                                 -------------------------------
10/1/95  - 3/31/96                                      $12.81
4/1/96   - 6/30/96                                       14.19
7/1/96   - 3/31/97                                       10.99
4/1/97   - 3/31/98                                       10.99
4/1/98   - 3/31/99                                       10.99
4/1/99   - 3/31/2000                                     11.45
4/1/2000 - 3/31/2001                                     11.45
4/1/2001 - 8/31/2002                                     11.45

Base rent for the Additional Space during the term of the extension Option will be at the rates set forth in Rider #2 to the Lease.

    3.4 "Landlord's Work" to prepare the Additional Space for Tenant's initial occupancy is described in Exhibit "BB" attached hereto and incorporated herein by this reference. Landlord will complete Landlord's Work for the Additional Space in accordance with the terms of the Lease. All work to or for the benefit of the Additional Space other than Landlord's Work is deemed to be Tenant's Work, and will be completed by Tenant at its sole cost and expense and in accordance with the terms of the Lease. Section 1.1 of Exhibit "C" to the Lease also will be applicable to Landlord's Work and Tenant's Work with respect to the Additional Space.

    3.5    Article 26 of the Lease (Tenant's Right to Terminate) is deleted.

    3.6    Article 28 of the Lease (Expansion Option), is amended as follows:

          (a) The "Expansion Space" now means only the space designated "Expansion Space" in Exhibit "AA" hereto, and no other space, and the rentable area of the Expansion Space is agreed to be 23,212 square feet.

          (b) The date by which the Expansion Option must be exercised is changed to November 1, 1995.

          (c) Landlord's Work for the Expansion Space will be as set forth in Exhibit "BB" attached hereto.

          (d) Section 28.3(c) and Exhibit "B" to the Lease are deleted.

    3.7    Section 15.2 of the Lease is amended as follows:

           As of the Additional Space Start Date, Tenant's permitted parking will be increased to 301 passenger cars (Tenant's current areas are shown in Exhibit "A" attached hereto). However, if Tenant does not validly exercise the Expansion Option (or if it lapses or becomes null or void pursuant to the terms of the Lease) then Tenant's permitted parking will be reduced by 15 spaces. If Landlord ever constructs additional parking adjacent to the Building, when such additional parking is completed Tenant will receive: for the Additional Space, an additional 13 spaces, or the total number of such additional parking spaces created, whichever is less; and if the Expansion Option is validly exercised and does not lapse or become null or void, an additional 7 spaces for the Expansion Space, or the total number of such additional parking spaces created that are not already leased to Tenant, whichever is less.

    3.8 Exhibit "A" to the Lease is deleted and Exhibit "A" attached hereto is substituted in its place.

4.  No Other Changes.
    ----------------

    Except as set forth above, the Lease remains unchanged and in full force and effect and there are no defaults by Landlord or Tenant thereunder.

    IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment under seal as of the date first set forth above.

                                              FTP SOFTWARE, INC.
WITNESS:
 /s/ Deborah E. Sheehan                       By: /s/ Robert W. Goodnow, Jr.
- ------------------------------                    ------------------------------
Name Printed:                                     Name: Robert W. Goodnow, Jr.
                                                  Title: Vice President Finance
                                                  Authorized Signatory
WITNESS:

__________________________                    By:
Name Printed:                                    -------------------------------
                                                 Name:
                                                 Title:
                                                 Authorized Signatory

                                              ANDOVER MILLS REALTY LIMITED
                                              PARTNERSHIP

                                              By:  Niuna-Andover, Inc., general
partner
WITNESS:
/s/ John C. Cissel                            By: /s/ Martin Spaggat
- --------------------------                        ------------------------------
Name Printed:                                      Name:
                                                   Title:  Vice President
                                                   Authorized Signatory

                                 EXHIBIT "AA"
                                 ------------
                                 "THE PROJECT"
                                 BUILDING 100
                                  FIRST FLOOR

                                  EXHIBIT "A"
                                 PARKING AREAS

                                  EXHIBIT "BB"
                                   WORKLETTER
                             100 BRICKSTONE SQUARE
                             ---------------------
                             ANDOVER, MASSACHUSETTS
                             ----------------------
            LANDLORD/TENANT SPLIT OF WORKLETTER RESPONSIBILITIES FOR
            --------------------------------------------------------
                               FTP SOFTWARE, INC.
                               ------------------
                              "ADDITIONAL SPACE"
                              ------------------
                            FIRST FLOOR - WEST HALF
                            -----------------------
                               February 15, 1995
                               -----------------
                           BURT HILL PROJECT 93677.00

B.1.0  GENERAL
- --------------

     The Workletter is intended to show the division between Landlord's Work (the Base Building described below) and Tenant work. Tenant's Work includes any work not described under the Base Building heading below, and any changes, additions or deletions to Landlord's Work requested by Tenant. All descriptions of the split between the Landlord's versus the Tenant's responsibilities with regard to HVAC, electrical, fire suppression, life safety and plumbing are for the purpose of allocating cost and installation responsibilities. The Landlord will specify, purchase, install and balance all installations listed under the Base Building Heading. In order to insure a coordinated system, the remaining systems that are to be specified and installed by the Tenant must be approved by the Landlord, as must any modifications or additions to the Base Building systems. Tenant is solely responsible for paying and performing Tenant's Work. However, Landlord reserves the right to install Tenant's Work (at Tenant's cost) if it connects to or affects Landlord's Work or any code-related or life-safety-related work.

     Tenant may request that Landlord contract for all or a part of a Tenant's Work. If Landlord agrees, this work will be deemed to be part of Tenant's Work and not part of Landlord's Work, and will be done at Tenant's sole cost, risk and liability and Landlord will have no cost, risk or liability. Landlord will not be required to advance any funds for this work and at Landlord's request Tenant will advance, or pay to Landlord within seven days after receipt of bills, all costs (whether "hard" or "soft" costs) incurred or which may be due in connection with this work, including without limitation, costs for permits, design, drawing, architectural, engineering and drafting services, contractors overhead and profit, labor, materials and ten percent (10%) of hard and soft costs to Landlord for Landlord's supervision, coordination and involvement. Tenant will indemnify and hold Landlord harmless from all damages, claims and liabilities in connection with this work.


BASE BUILDING                                           TENANT
- -------------                                           ------

B.2.0. SITE IMPROVEMENTS
- ------------------------
1.   Landlord will identify
     assigned parking spaces.

     Landlord will prominently
     display Tenant's name on an
     existing brick and stone
     building directory
     monument.

B.3.0  STRUCTURE
- ----------------

1.   Landlord is responsible for
     any modifications to the
     Base Building structural
     system due to Base Building
     construction and
     improvements.

B.4.0  DEMOLITION
- -----------------

1.   Landlord will prepare the
     Tenant's space for the
     Landlord's work and for
     Tenant fit-up as designed.

B.5.0  BUILDING EXTERIOR
- ------------------------

1.   No work required except for
     Base Building items such as
     demolition, mechanical
     exhausts, fresh air intakes,
     mechanical and electrical
     penetrations.



BASE BUILDING                                 TENANT
- -------------                                 ------
B.6.0. HVAC (Central)
- -----------

1.    All existing central                    1.   All special Tenant HVAC
      equipment serving the                        equipment required for non.
      Tenant but not within the                    typical Tenant cooling loads
      Tenant's usable area,                        except as defined under Base
      including existing:                          Building.

      -  Boiler and associated                2.   All special ventilation and
         circulating pumps in                      exhaust requirement related
         ground floor mechanical                   to Tenant occupancy uses
         room.                                     such as mentioned in the
                                                   previous paragraph except as
      -  Controls associated with                  defined under Base Building.
         the operation of the central
         heating equipment.                   3.   Any special Tenant related
                                                   systems or equipment such
                                                   as special controls, climate
                                                   control (humidifcation), etc.

                                              4.   All modifications to the
                                                   system including ducted
                                                   returns or other upgrades to
                                                   the system to eliminate the
                                                   need for related
                                                   data/communication cable
                                                   above the ceiling.


 B.7.0. HVAC (Tenant)
 -----------

 1.    HVAC system in the Tenant area,
       as further defined by the attached
       Schedule of Tenant Workletter
       Quantities, including:

       -  Distribution ductwork and
          diffusers, all installed in
          Landlord-provided acoustical
          ceiling system.

       -  HVAC controls in the Tenant
          area as necessary for the
          Landlord-provided system.

       -  Plenum ceiling and/or open
          area return air provisions.

       -  Exhaust fans and ductwork for
          toilet rooms.

       -  New fresh air system.

       -  New smoke exhaust fans.


                                                          TENANT
                                                          ------

BASE BUILDING
- -------------

B.7.0.  HVAC (Tenant) (continued)
- ------------
2.  Landlord to provide HVAC equipment for
    Tenant's computer/telephone room.
    Equipment to be a Liebert Challenger unit
    (size 5 to 7 1/2 tons) with rooftop
    condensing unit.

3.  First floor HVAC system to be connected
    to the building automation control system.
    Building automation system will also
    monitor temperatures in various areas of the Tenant's space. Approximately 3 sensors in each air handling unit zone may be installed.

4.  Landlord to provide baseboard heating
    system at the perimeter of the Tenant's
    space with zoned controls as required by design. Acoustical sealing of partitions at baseboard heat to be same as fifth floor.

5. Landlord to provide transfer air grills with acoustical baffles at all locations where partitions are constructed to underside of structure. Areas to include Conference
    Rooms and offices of Vice President and
    Directors, Video Conference Center and
    Exercise Area.

6.  Landlord to provide new baseboard heat
    covers and end caps where damaged on
    existing heat.


                                     TENANT
                                     ------

BASE BUILDING
- -------------

HVAC NOTES
- ----------

1.  HVAC systems will be designed to meet the following criteria:

     - Cooling and ventilation capacity sufficient to meet accepted design standards for the following:

        a.  A density of one occupant per 150 gross usable square feet.*

        b. Total Tenant electrical loads of 6 watts per square foot for lighting and convenience power.

        c. One thermostat control per 2500 s.f. of Tenant usable floor area. Additional control zones will be the Tenant's responsibility.

     -  Comfort Conditions:

        a. Summer - maintain indoor conditions 76F, 56% rh at 90 F db/75 outdoors.

        b.  Winter - maintain indoor temperature of 72 F at 10 F outdoors.

2. Landlord is to provide the basic HVAC distribution and control system as required by the Tenant Space Plan designed by H.F. Lenz Company and approved by Tenant. Final definition of the scope of this work will be determined once the Tenant has approved the space plan.

3. FTP Software first floor HVAC system to be connected to the Viking temperature control system.



*To be confirmed during the preliminary design.


                                           TENANT
                                           ------

BASE BUILDING
- -------------

B.8.0 ELECTRICAL
- ----------------
1.  All central electrical equipment and           1.  All electrical provisions required to fit-up
    distribution including the following:              the Tenant area other than that provided by
                                                       the Landlord, as defined herein.
     -  2,500 KVA pad-mounted exterior
        transformer.                               2.  Tenant is also responsible to make
                                                       arrangements with the Massachusetts
     -  480/277V service entrance.                     Electrical Company for an electric service
                                                       contract with the assistance of H.F. Lenz
     -  4,000A main switchgear.                        Company.

     -  480V four wire electrical riser in         3.  Tenant will provide data and telephone
        conduit.                                       wiring and connections for Tenant's
                                                       systems.
     -  400 amp breaker panel and a
        120/208V step down K-rated
        transformer for Tenant power, to be
        located in an electrical closet within
        the Tenant's demised premises.

     -  Provisions for a Tenant electrical
        meter (to be installed in the electrical meter room by Massachusetts Electric
        Company at the request of the Tenant.

     -  Emergency power as necessary for
        emergency lighting systems required
        by code such as, stair and exit way
        lighting and emergency lighting within
        the Tenant space.


                                     TENANT
                                     ------

BASE BUILDING
- -------------

B.8.0 ELECTRICAL (continued)
- ----------------

     -  Lighting and power as required for all
        central equipment rooms, elevators,
        main lobby, exterior lighting, typical
        floor elevator lobbies, exit ways, stair towers, etc. These common areas will be metered and controlled from the house meters and control panels respectively.

2. - Landlord will provide all raceways for data and telephone systems including conduit and pull wires within partitions and all junction boxes.

3. - Landlord will provide all special and dedicated power circuits and special lighting and dimmers as designed by H.F. Lenz Company.

4.   -  Landlord will assist the Tenant with
        ordering the required electrical meter
        and service contract.


BASE BUILDING                                           TENANT
- -------------                                           ------

B.9.0 FLOORING
- --------------
1.  Landlord will provide direct glue-down        1.  All special flooring in Tenant areas in
    carpet (or sheet vinyl or VCT of                  excess of the carpet allowance amount, not
    comparable value) with integral pad over          including carpet tiles.
    repaired/existing floors in those areas
    requiring carpeting of floor covering within
    the Tenant's demised premises. Carpet to
    be Bigelow/Karastan Pamlico with Newport
    News or equivalent borders and accents.

2.  At the storage area, the Landlord will
    provide V.C.T. and base only.

3. Landlord will furnish and install vinyl or rubber base or bound edge carpet base for all partitions and columns as selected by Tenant.

4. Landlord will provide smooth, sound floors ready to receive specified floor coverings exclusive of the allowance.

5. In addition, Landlord will provide accent carpet and borders as designed in common, executive, entry areas, main corridors.

6.  In addition, Landlord will provide low-
    static carpet tiles (Milliken
    Colorbond/Colorvision) in the
    computer/telephone room or VCT.

7.  Computer/telephone room will have a 6"
    maximum raised access floor.



BASE BUILDING                                           TENANT
- -------------                                           ------

B.10.0 CEILINGS
- ---------------
1.  Landlord will provide building standard
    ceilings for the areas requiring ceilings
    within the Tenant's demised space in a
    regular grid "open-plan" configuration.
    Tenant is to layout his partitions
    accordingly.  Ceilings to be at
    approximately 10' + /- throughout space
    accept for soffited areas required to
    accommodate ductwork, utilities, and areas
    designed with soffits and fascias.

2. Landlord will provide 15/16" standard face suspension system with tegular edge tiles throughout the Tenant space except in the storage areas. Building standard tiles to be Armstrong Second Look.

3.  Landlord will leave all areas above the
    ceiling open to the underside of the
    structure above, except where full height partitions are shown.

4.  Landlord will construct bulkheads as
    required to conceal distribution ductwork.



BASE BUILDING                                           TENANT
- -------------                                           ------

B.11.0 WALLS AND PARTITIONS
- ---------------------------
1.  Core walls on Tenant floors will be taped,
    spackled, and prime and finish painted.
    Tenant demising walls and interior surface
    of exterior walls will be taped, spackled,
    and prime painted with one finish coat.

2.  Landlord will install all non-moveable
    ceiling height partitions within the Tenant's space as required by the Tenant Space Plan, but not in excess of the limitations of the attached Schedule of Tenant Workletter requirements.

3. In open plan area, Landlord will construct half-height (60" high = maximum) walls to receive Tenant movable furniture system partitions. Distribution of power and telephone/data to workstations will be through these partitions. However, Tenant cannot design half-height partitions in lieu of moveable furniture system.

4.  Landlord will tape, spackle, prime and
    provide one finish coat on all partitions installed as part of the Landlord's Base
    Building obligations.

5. Landlord will provide tape, spackle, prime, and Polomyx 6000 Series where designed not to exceed the amount specified in the Workletter quantities.

6. In addition, the Landlord will build all walls for video conference center, exercise, conference rooms, and executive areas including special acoustical treatment as designed.


7.  Landlord will build the standard tenant
    partition with 5/8" drywall each side of steel studs with acoustical insulation.
    Video conference rooms, conference
    rooms, and Vice President and directors' offices and exercise rooms to be constructed with 2 layers 5/8" drywall each side of steel studs with acoustical insulation, built to underside of structure.

8. Landlord to provide column capital detail similar to FTP Software, Level 5,
    Brickstone Square, including painted
    drywall, soffit, fascia, and returns and acoustic ceiling tile.

B.12.0 DOORS
- ------------
1.  Landlord to furnish and install all main          1.  Tenant to furnish and install all interior
    building entries and exit doors and building          door frames and hardware within the
    perimeter, all core areas doors, and doors            demised Tenant area other than those
    to mechanical areas.                                  provided by the Landlord as mentioned in
                                                          the Base Building provisions.  Tenant
                                                          doors, frames, and hardware to be the same
                                                          specification as those provided by
                                                          Landlord unless otherwise the approved by the
                                                          Landlord.

2.  Landlord to furnish and install 3' - 0" x 7' -
    0" high white oak veneer solid core wood doors (with hardware 26D finish) within the Tenant's demised premises, as required by the Tenant Space Plan, subject to submittal and approval of Tenant's space plan by the Landlord, and subject to the limitations of the attached Schedule of Tenant Workletter
    Quantities.

3. Landlord to furnish and install acoustical seals and door bottoms at doors selected by Tenant.

BASE BUILDING                                    TENANT
- -------------                                    ------

B.13.0 SPECIALTIES
- --------------------------------------

1.  Landlord to furnish and install core area       1. Tenant is responsible for Tenant specific
    signage for all floors.                            identification signs, directories, etc.

B.14.0 SPECIAL LANDLORD CONSTRUCTION
- --------------------------------------

1.  Landlord will provide a transparent finished    1.  With the exception of training and
    hardwood framed 2-leaf suite entrance door          conference rooms, Tenant to provide and
    with glass sidelights on both sides.                install special lighting fixtures or fixture
                                                        quantities in excess of Workletter quantity
                                                        allowance.

2.  Landlord will provide glass sidelights at the   2.  Tenant to provide and install all laboratory
    rate of one per office with vertical blinds.        equipment, fixtures, worksurfaces, etc.

3.  Landlord will provide built-in casework for     3.  Tenant to provide and install Tenant
    a reception counter, lunch room appliances,         specific security system.
    and two kitchenettes.

4. Landlord will provide a directory that will list Tenant's located within Building 100.

5.  Landlord to provide three-hour rated
    gypsum drywall enclosed record storage
    area.  Record storage to be further
    protected by building standard sprinkler system. Floor finishes to be V.C.T. within this area. Ceiling to be exposed painted concrete floor slab. Light fixtures to be hung from structural slab.

6. Landlord will provide millwork, chair rails, accent trim in common areas, conference and video conference, exercise rooms as designed and detailed.

7. All electrical and mechanical quantities and locations to be as designed by H.F. Lenz
    Co., Inc. and approved by FTP Software,
    Inc.



BASE BUILDING                                       TENANT
- -------------                                       ------
B.14.0 SPECIAL LANDLORD CONSTRUCTION
(continued)

8. Landlord will provide a cable tray system as designed and detailed at locations shown on the drawings. Cable tray system to be suspended from overhead structure and be mounted below ceilings.

9.  Landlord will provide code complying core       1.  Tenant will provide exercise
    toilet rooms for each sex within and for the        equipment.
    exclusive use of FTP Software employees.

10. Landlord will provide toilets and shower facilities in the exercise area.



PART C - SCHEDULE OF TENANT WORKLETTER QUANTITIES
- -------------------------------------------------
HVAC Thermostats (with protective covers)       1/2,500 Usable S.F.
HVAC Diffusers (flush with ceiling)             1/300 Usable S.F.
Lighting Fixtures                               1/100 Usable S.F.
                                                Tenant may substitute recessed incandescent light
                                                fixtures for building standard light fixtures at
                                                locations of Tenant's choice
Lighting Switches                               1/Room, plus 1/2,000 Usable S.F. of Open Area
Convenience Outlets                             As designed
Sprinkler Heads                                 As required by code
Smoke Detectors                                 As required by code
Fire Alarm Speakers/Annunciators                As required by code
Carpet and/or VCT                               Full Coverage
Ceilings and/or painted exposed structure       Full Coverage
Interior Drywall Partitions                     3,055 L.F. for "Additional Space"
                                                2,686 L.F. for "Expansion Space"
                                                94 Single Leaf Doors for "Additional Space"
                                                83 Single Leaf Doors for "Expansion Space"
                                                      Includes 2 leaf suite entry doors
                                                      w/sidelights, 3 pr. butts, mortise lockset,
                                                      dummy pulls, flush bolts, closer.

                                                      Includes single leaf doors w/1 1/2 pr. butts,
                                                      passage set and door stop.  Tenant may
                                                      substitute up to 25% of the single leaf door
                                                      allowance w/locksets
Polymix (6000 Series)                           12,485 S.F. for "Additional Space"
                                                10,980 S.F. for "Expansion Space"
Dedicated Outlets                               As designed
Transom Glass (above door height, drywall       133 L.F. for "Additional Space"
     framed, butt joint glass)                  177 L.F. for "Expansion Space"

Note: Portions of the quantities not used for the "Additional Space" may be allocated to the "Expansion Space", should the Tenant exercise their option for the "Expansion Space."